Independent auditors' consent

The board and shareholders AXP Selective Fund, Inc.:

The board of trustees and unitholders Income Trust:
            Quality Income Portfolio


We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the heading "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG LLP


/s/ KPMG LLP
Minneapolis, Minnesota
July  , 2000